                                     AMENDMENT

                                         TO

                            LOAN AND SECURITY AGREEMENT


     This Amendment to Loan and Security Agreement (this "Amendment") is entered into as of October 12, 1998, by and between SILICON VALLEY BANK ("Bank") and HEARTPORT, INC. ("Borrower").

                                       RECITALS

     Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of March 20, 1998, as amended from time to time (the "Loan Agreement"). The Agency Agreement has been terminated and BNP is no longer a participant in the Loan Agreement. All references in the Loan Documents to "Bank" or "Banks" shall mean SVB. The parties desire to amend the Loan Agreement in accordance with the terms of this Amendment.

          NOW, THEREFORE, the parties agree as follows:

          1. All references in the Loan Agreement and the Loan Documents to "Bank" or "Banks" shall mean SVB.

          2. Certain defined terms in Section 1.1 of the Loan Agreement are hereby added or amended as follows:

               "Advance" or "Advances" means a cash advance or cash advances under the Revolving Facility.

               "Agency Agreement" means an agency agreement, if any, between any bank or lender and the Servicing Agent, concerning the administration of the Loan Agreement by them.

               "Committed Line" means Ten Million Dollars ($10,000,000).

               "Debt Service Coverage" means, as measured quarterly as of the last day of each fiscal quarter of Borrower, on a consolidated basis determined in accordance with GAAP, the ratio of (a) an amount equal to the sum of (i) net income, PLUS (ii) depreciation, amortization of intangible assets and other non-cash charges to income, and (iii) accrued interest, to
     (b) an amount equal to the sum of all scheduled repayments and mandatory prepayments of principal on account of long-term debt for such quarter (or month, as applicable), including accrued interest.

               "Foreign Exchange Reserve" has the meaning set forth in
     Section 2.1.2 herein.

               "Intellectual Property Spin-Out" means the disposal (including through lease, license, or assignment) to one or more entities of Non-Core Intellectual Property Rights in consideration of the issue of equity interests in such entities and/or royalty payments from such entities.

               "Issuing Bank" means SVB.

               "Non-Core Intellectual Property Rights" means the intellectual property rights of the Borrower related to (i) "Maze" procedures or surgical treatment of atrial fibrillation (ii) endovascular valve replacement, and (iii) organ specific drug delivery systems.

               "Percentage Share" means, with respect to SVB, 100%.

               "Repurchase Transactions" means the entering into and performance of "repurchase" transactions prior to June 30, 1999, between the Borrower and Morgan Stanley and similar counterparties in an aggregate net amount (exclusive of finance charges) not to exceed $25,000,000.

               "Subordinated Debt Purchases" means the repurchase prior to June 30, 1999, of outstanding convertible subordinated notes of the Borrower due in the year 2004, in an aggregate purchase price not to exceed $25,000,000.

          3. The definition of "Permitted Indebtedness" is hereby amended by adding the following new subparagraph (k):

               "(k) Indebtedness incurred as a result of Borrower's entering into Repurchase Transactions pursuant to repurchase agreements."

          4. The definition of "Permitted Investments" is hereby amended by adding the following new subparagraph (o):

               "(o) Investments consisting of equity holdings in entities acquiring Non-Core Intellectual Property Rights pursuant to an Intellectual Property Spin-Out."

          5. The definition of "Permitted Lien" is hereby amended by adding the following new subparagraph (i):

               "(i) Liens in respect of Permitted Investments arising by virtue of Repurchase Transactions."

          6. The first paragraph of Section 2.1 is hereby amended and replaced in its entirety as follows:

               "ADVANCES. Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Advances to Borrower under the Revolving Facility in an aggregate amount not to exceed the Committed Line MINUS:
     (i) the face amount of all outstanding Letters of Credit issued as a sublimit under the Revolving Facility (including drawn but unreimbursed Letters of Credit), and (ii) the Foreign Exchange Reserve. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this
     Section 2.1 may be repaid and reborrowed at any time prior to the Maturity Date."

          7. Section 2.1(c) is hereby amended and replaced in its entirety as follows:

               "(c) LIBOR RATE ADVANCES. Each LIBOR Rate Advance shall be in an amount of not less than Five Hundred Thousand Dollars ($500,000). The outstanding principal balance of each LIBOR Rate Advance shall bear interest until principal is due (computed daily on the basis of a 360 day year and actual days elapsed) at a rate per annum equal to the LIBOR Rate plus 250 basis points for such LIBOR Rate Advance. The entire outstanding principal amount of each LIBOR Rate Advance shall be due and payable on the last day of the Interest Period for such LIBOR Rate Advance and in any event on the Maturity Date."

          8. The first sentence of Section 2.1.1(c) is hereby amended and replaced in its entirety as follows:

               "Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued letters of credit (each a "Letter of Credit," collectively, the "Letters of Credit") for the account of Borrower in an aggregate outstanding face amount not to exceed (i) the Committed Line, MINUS (ii) the then outstanding principal balance of the Advances under the Revolving Facility (including drawn but unreimbursed Letters of Credit issued as a sublimit under the Revolving Facility), MINUS (iii) the Foreign Exchange Reserve; provided that the face amount of outstanding Letters of Credit (including drawn but unreimbursed letters of Credit) shall not exceed Five Million Dollars ($5,000,000)."

          9.   A new Section 2.1.2 is hereby added as follows:

               "2.1.2    FOREIGN EXCHANGE CONTRACT; FOREIGN EXCHANGE
     SETTLEMENTS.   Subject to the terms of this Agreement, Borrower may enter into foreign exchange contracts (the "Exchange Contracts") under the Revolving Facility not to exceed an aggregate amount of One Million Dollars ($1,000,000) (the "Contract Limit"), pursuant to which Bank shall sell to or purchase from Borrower foreign currency on a spot or future basis. Borrower shall not request any Exchange Contracts at any time it is out of compliance with any of the provisions of this Agreement. All Exchange Contracts must provide for delivery of settlement on or before the Maturity Date. The amount available under the Committed Line at any time shall be reduced by the following amounts (the "Foreign Exchange Reserve") on any given day (the "Determination Date"): (i) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed more than two business days after the Determination Date, ten percent (10%) of the gross amount of the Exchange Contracts; plus (ii) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed within two (2) business days after the Determination Date, one hundred percent (100%) of the gross amount of the Exchange Contracts."

          10. Section 4 is hereby amended and replaced in its entirety as follows:

               "4.  CREATION OF SECURITY INTEREST

               4.1 GRANT OF SECURITY INTEREST. Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule and any Permitted Liens, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof.

               4.2 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

               4.3 RIGHT TO INSPECT. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

               4.4 REQUIREMENT FOR CASH COLLATERAL. If Borrower does not comply with any covenant contained in Sections 6.7, 6.8 or 6.9 herein, then Borrower shall pledge cash or a certificate of deposit to Servicing Agent in an amount equal to one hundred five percent (105%) of the aggregate amount without duplication of (i) all the outstanding Advances and (ii) all outstanding Letters of Credit, in each case to the extent not already cash-secured. Servicing Agent agrees to release the cash pledged pursuant to this Section 4.4 upon Borrower's achieving compliance with the covenant giving rise to the pledge hereunder. Notwithstanding anything to the contrary in this Agreement, failure to comply with any such covenant shall not be a default or an Event of Default so long as the Borrower complies with this Section 4.4 on the next Business Day after the Borrower becomes aware of the noncompliance with any such covenant."

          11. Section 6.3(b) is hereby amended and replaced in its entirety as follows:

               "(b) Borrower shall deliver to Bank a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations for the relevant month, certified by a Responsible Officer within thirty (30) days after the last day of each calendar month."

          12. Section 6.7 is hereby amended and restated in its entirety as follows:

               "6.7 DEBT-NET WORTH RATIO. Borrower shall maintain, as of the last day of each of calendar month, a ratio of Total Liabilities to Tangible Net Worth of not more than 1.75 to 1.00."

          13. Section 6.8 is hereby amended and restated in its entirety as follows:

               "6.8 TANGIBLE NET WORTH. Borrower shall maintain, as of the last day of each calendar month, a Tangible Net Worth of not less than Twenty Million Dollars ($20,000,000)."


          14. Section 6.9 is hereby amended and restated in its entirety as follows:

               "6.9 MINIMUM LIQUIDITY; DEBT SERVICE COVERAGE. Subject to the following sentence, Borrower shall maintain, as of the last day of each of month, a minimum Liquidity of the greater of (a) one and three quarters (1.75) times the amount of outstanding obligations hereunder OR (b) an amount equal to six (6) times the then applicable Remaining Months
     Liquidity.   Notwithstanding the foregoing, from and after the time
     Borrower achieves a Debt Service Coverage of at least 1.50 to 1.00 for two
     (2) consecutive fiscal quarters, Borrower shall not be subject to the Minimum Liquidity requirements set forth in this Section 6.9, but instead shall be required to maintain a Debt Service Coverage of at least 1.50 to
     1.00 for each fiscal quarter thereafter."

          15. Section 7.1 is hereby amended and restated in its entirety as follows:

               "7.1 DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively a "Transfer"), or permit any of its Subsidiaries to transfer, all or any part of its business or property other than; (i) Transfers of Inventory and other assets in the ordinary course of business;
     (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of the Borrower or its Subsidiaries and exclusive and non-exclusive licenses entered into in good faith in connection with the distribution of the Borrower's and its Subsidiaries' products; (iii) Transfers of worn-out or obsolete Equipment; (iv) Transfers pursuant to an Intellectual Property Spin-Out; or (v) Transfers of Permitted Investments in the ordinary course of business or pursuant to a Repurchase Transaction, and in accordance with this Agreement."

          16. Section 7.6 is hereby amended and restated in its entirety as follows:

               "7.6 DISTRIBUTIONS. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, except (i) repurchases from current or former employees, directors or consultants of the Borrower under the terms of any stock option or stock purchase plans or agreements up to a maximum of $500,000 in any one fiscal year (provided an Event of Default has not occurred and is continuing at the time of such repurchase or would exist after giving effect to such repurchase), and (ii) dividends payable solely in common stock."

          17. Section 7.9 is hereby amended and restated in its entirety as follows:

               "7.9 SUBORDINATED DEBT AND SUBORDINATED DEBT PURCHASES. Make any payment in respect of any Subordinated Debt or Subordinated Debt Purchases, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt or Subordinated Debt Purchases and this Agreement, or amend any provision contained in any documentation relating to the Subordinated Debt or Subordinated Debt Purchases."

          18. Section 8.7 is hereby amended and restated in its entirety as follows:

               "8.7 SUBORDINATED DEBT AND SUBORDINATED DEBT PURCHASES.     If
     Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with the Banks or pursuant to Subordinated Debt Purchases."

          19. The reference in Section 10 to BNP and the requirement of delivery of notices to BNP is hereby deleted in its entirety.

          20. Exhibit C is hereby replaced in its entirety with the attached Exhibit C.

          21. Borrower reaffirms all the terms and conditions in the Negative Pledge Agreement dated as of March 20, 1998.

          22. As a condition to the effectiveness of this Amendment, Borrower shall pay all Bank Expenses (including reasonable attorneys' fees) incurred through the date of this Amendment, which fees and expenses become nonrefundable and fully earned on the date hereof.

          23. The obligation of Bank to make any further Advance pursuant to the terms of the Agreement, as amended hereby, is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

               a.   this Amendment, duly executed by the Borrower;

               b. a certificate of secretary of the Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

               c.   payment of the Bank Expenses then due as specified in
     Section 13 hereof;

               d.   financing statements as Bank may require; and

               d. such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

          24. Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Agreement. Except as amended, the Loan Agreement remains in full force and effect.

          25. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

          26. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

          IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

                                       HEARTPORT, INC.

                                       By: /s/ Rebecca Kuhn
                                           -----------------------------------

                                       Title:  Treasurer
                                             ---------------------------------

                                       SILICON VALLEY BANK

                                       By:  /s/ Lois M. Fisher
                                           -----------------------------------

                                       Title: Sr. Vice President
                                             ---------------------------------

                                   EXHIBIT C
                                COMPLIANCE CERTIFICATE

TO:       SILICON VALLEY BANK, AS SERVICING AGENT

FROM:     HEARTPORT, INC.

     The undersigned authorized officer of Heartport, Inc. hereby certifies that in accordance with the terms and conditions of the Amended and Restated Loan and Security Agreement, dated as of March 20, 1998, as amended, between Borrower and the Banks named therein (the "Agreement"), (i) Borrower is in complete compliance for the period ending _________________ with all financial covenants except as noted below, (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof, provided however, that those representations and warranties expressly referring to another date shall be true and complete in all material respects as of such date, and (iii) he/she is a Responsible Officer under the Agreement. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.


PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

     REPORTING COVENANT                 REQUIRED                                COMPLIES
     ------------------                 --------                                --------
     Monthly financial statements       Monthly within 30 days                  Yes  No
     Annual (CPA Audited)               FYE within 90 days                      Yes  No
     10K & 10Q                          Within 10 days                          Yes  No


     FINANCIAL COVENANT                 REQUIRED                 ACTUAL         COMPLIES
     ------------------                 --------                 ------         --------
     Maintain on a Quarterly Basis:
     ------------------------------
     Liquidity/Debt Service Coverage     (1)                     _________      Yes  No
     Maintain on a Monthly Basis:
     ----------------------------
     Minimum Tangible Net Worth         $20,000,000              $________      Yes  No
     Maximum Debt/Tangible Net Worth    1.75:1.00                _____:1.00     Yes  No

     (1) 1.75x outstanding obligations or 6x Remaining Months Liquidity maintained on a monthly basis, converts to Debt Service Coverage 1.50 to 1.00 upon 2 consecutive quarters of Debt Service Coverage of 1.50 to 1.00 which is maintained on a quarterly basis.

 COMMENTS REGARDING EXCEPTIONS:  See Attached.
----------------------------------------------


 Sincerely,

----------------------------------------
 SIGNATURE

----------------------------------------
 TITLE

----------------------------------------
 DATE

-------------------------------------


          BANK USE ONLY

 Received by:
              -----------------------
                AUTHORIZED SIGNER

 Date:
      -------------------------------

 Verified:
          ---------------------------
                AUTHORIZED SIGNER

 Date:
       ------------------------------

 Compliance Status:       Yes     No

-------------------------------------

                          CORPORATE RESOLUTIONS TO BORROW


-------------------------------------------------------------------------------
BORROWER:      HEARTPORT, INC.
-------------------------------------------------------------------------------


     I, the undersigned Secretary or Assistant Secretary of Heartport, Inc. (the "Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of its incorporation.

     I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Certificate of Incorporation and Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

     I FURTHER CERTIFY that at a meeting of the Directors of the Corporation, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

     BE IT RESOLVED, that ANY ONE (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

     NAMES                    POSITIONS                ACTUAL SIGNATURES
----------------------       -----------------------   -----------------

----------------------       -----------------------   -----------------

----------------------       -----------------------   -----------------

----------------------       -----------------------   -----------------

----------------------       -----------------------   -----------------

----------------------       -----------------------   -----------------

acting for and on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

     BORROW MONEY. To borrow from time to time from Silicon Valley Bank ("Bank") and Silicon Valley Bank, as Servicing Agent ("Agent"), on such terms as may be agreed upon between the officers, employees, or agents and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in that certain Amended and Restated Loan and Security Agreement dated as of March 20, 1998, as amended, including, without limitation by the Amendment to Loan and Security Agreement dated as of October 12, 1998 (the "Loan Agreement").

     EXECUTE NOTES. To execute and deliver the Loan Agreement and all related documents to Banks and/or Agent and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, or any portion of the notes.

     GRANT SECURITY. To grant a security interest to Agent and the Banks in the Collateral described in the Loan Agreement, which security interest shall secure all of the Corporation's Obligations, as described in the Loan Agreement.

     LETTERS OF CREDIT; FOREIGN EXCHANGE. To request that Letters of Credit be issued, and Foreign Exchange Contacts entered into on behalf of the Corporation, and to provide reimbursement therefor.

     NEGOTIATE ITEMS. To draw, endorse, and discount with each Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Agent, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

     FURTHER ACTS. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

     BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Agent and Banks may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Agent and Banks. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

     I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

     IN WITNESS WHEREOF, I have hereunto set my hand on October 12, 1998 and attest that the signatures set opposite the names listed above are their genuine signatures.


                                       CERTIFIED TO AND ATTESTED BY:


                                        X

Attachment 1 - Articles of Incorporation
Attachment 2 - ByLaws

                                        -------------------------------

                                      2